FARLEY INDUSTRIES
                                 MANAGEMENT AGREEMENT
                             FOR FRUIT OF THE LOOM, INC.

               This Management Agreement (the "Agreement") is made as of January 1, 1994 by and among Farley Industries, Inc., a Delaware corporation ("FII"), and Fruit of the Loom, Inc., a Delaware corporation ("FOL") and each of its subsidiaries (FOL and its subsidiaries are referred to herein, individually and collectively, as the "Company").


                                   R E C I T A L S

               WHEREAS, the Company desires to retain FII to provide the Company with legal, financial, accounting and other management and advisory services for the period January 1, 1994 through December 31, 1994 (the "Term of this Agreement"); and

               WHEREAS,  FII has provided such services in the past and has
          agreed  to  provide  such  services   during  the  Term  of  this
          Agreement; and

               WHEREAS, FII and the Company desire to enter into a written agreement evidencing the foregoing.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               1.   MANAGEMENT SERVICES

               1.1 The Company hereby retains FII to provide the Company with such general management services ("Management Services") as the Company may request, and FII agrees to provide the Management Services during the Term of this Agreement. The Management Services shall include the following:

                    (1) Financial advice and services, including, without limitation, assistance with respect to matters such as cash management, treasury and financial controls;

                    (2)  Legal advice and services;

                    (3)  Advice  and  services concerning  foreign and
               domestic   taxes,    including,   without   limitation,
               assistance in preparation of tax returns;

                    (4) Auditing, accounting, and bookkeeping advice and services, including, without limitation, assistance





               in   preparation  of  financial  statements  and  disclosure
               documents related to reporting requirements under state and federal securities laws;

                    (5) Corporate planning and corporate development advice and services;

                    (6) Human resources and personnel advice and services, including, without limitation, administration of pension and other employee benefit plans and compliance with state and federal labor laws;

                    (7) Public relations and press relations advice and services; and

                    (8) Such other advice and services necessitated by the ordinary course of the Company's business, as the Company may reasonably request from time to time.

          Notwithstanding the foregoing, "Management Services" do not include any of the services described in Articles 2, 3 or 4 hereof.

               1.2 (a) In consideration of FII's provision of Management Services, the Company agrees to pay FII a fee (the "Management Fee") in an amount equal to the Cost of Management Services (as defined below) provided, however, that in no event shall the Company be responsible for more than $11.7 million less FII Affiliate Management Fees (as defined below). For purposes of this Agreement, the "Cost of Management Services" shall mean the costs necessarily incurred by FII during 1994 in the proper performance of (i) the Management Services and (ii) other management services performed for the FII Affiliates (as hereinafter defined) (collectively, the "Services"). The term "Cost of Management Services" shall include the following expenses necessarily incurred by FII in connection with the performance of the Services:

                    (i) salaries, benefits and other compensation of FII's officers (other than William Farley) and other FII employees;

                   (ii)  reasonable   out-of-pocket   transportation    and
                         traveling expenses and long distance phone calls, facsimile and messenger charges;

                  (iii)  costs   of   materials,   supplies   and   capital
                         expenditures incurred in the normal course of FII's business;

                   (iv) overhead or general expenses, including rental charges;






                    (v)  costs   of   outside   services  including   those
                         described in Section 1.2(c) below; and

                   (vi)  other  costs  incurred   in  the  performance   of
                         Management Services.

               For purposes of this Agreement, the term "Cost of Management Services" shall not include:

                    (i)  salary,  bonus and  other compensation  of William
                         Farley;

                   (ii) transportation, traveling, entertainment and any other expenses of William Farley, other than (A) such expenses incurred on behalf of FII Affiliates in the ordinary course of their respective businesses and (B) costs of providing office space, administrative services and other customary services to William Farley;

                  (iii)  interest payments on borrowed money;

                   (iv)  costs  due  to  the  gross  negligence  or willful
                         misconduct  of   FII  or  any  of   its  officers,
                         employees or agents;

                    (v) costs of any item not specifically and expressly included in the items set forth in this Section 1.2(a); or

                   (vi)  costs in excess of $13.8 million.

               For purposes of this Agreement, the term "FII Affiliate Management Fees" shall mean the management fees and expense reimbursements paid to FII by the FII Affiliates (as hereinafter defined, other than the Company) for management services performed during 1994.

                    (b)  The Management Fee shall be payable as follows:

                    (i) $866,667 shall be payable on the first day of each month during the Term of this Agreement; and

                   (ii) within thirty days after the close of the 1994 calendar year, FII shall furnish to the Company a statement (the "FII Statement") detailing the Cost of Management Services. The FII Statement shall be accompanied by a certificate signed by each of the President and the Chief Financial Officer of FII stating that the FII Statement is valid and correct in accordance with the books and records of FII. The Company and FII shall reconcile the






                         amount of  payments made  to FII pursuant  to this
                         Section 1.2(b) with the amount of the Management Fee which is payable based upon the Cost of Management Services and FII Affiliate Management Fees. Upon such reconciliation, FII or the Company, as the case may be, shall provide such refunds or additional payments as are then appropriate.

                    (c)  FII shall  keep full  and detailed records  of its
          costs and expenses incurred during 1994. The Board of Directors of the Company shall be afforded full access to all of FII's records, books, correspondence, vouchers and similar data relating to its costs and expenses incurred during 1994. FII shall employ independent auditors and shall furnish the Company a report in form satisfactory to the Company. If a disagreement occurs as to the Cost of Management Services, the disagreement shall be submitted to Ernst & Young whose decision shall be final and binding.

                           2.   INVESTMENT BANKING SERVICES

               2.1 In connection with the direct or indirect acquisition or disposition by the Company of the assets or operations of any business or entity, whether by purchase or sale of stock or assets, merger or consolidation, or otherwise, FII agrees to provide appropriate investment banking, financial, accounting, legal and other services for such transactions ("Investment Banking Services") as requested by the Company. Nothing in this
          Article 2 shall prohibit the Company from hiring any other third party advisers to provide Investment Banking Services and this Agreement does not create an exclusive right in favor of FII to perform such services.

               2.2 In consideration of FII's provision of Investment Banking Services, the Company shall pay a fee established by FII and determined by FII to be reasonable in relation to (i) the size and complexity of the transaction, and (ii) the fees customarily charged by other advisors for similar Investment Banking Services; provided, such fee shall not exceed two percent (2%) of the total consideration paid or received by the Company, as the case may be, in the subject transaction. Fees for Investment Banking Services shall be payable to FII upon the closing of the subject transaction.

               2.3 If FII shall provide Investment Banking Services for a transaction which is not consummated, FII shall establish a reasonable fee for the services FII has provided, which may be based upon engagement or similar fees other advisers in such or similar transactions received or would receive.








                               3.   FINANCING SERVICES

               3.1 In connection with the arrangement by the Company of public or private debt financing (including letter of credit facilities), FII agrees to provide financial, accounting, legal and other services for such transaction ("Financing Services") as requested by the Company. Nothing in this Article 3 shall prohibit the Company from hiring any other third party advisers to provide Financing Services and this Agreement does not create an exclusive right in favor of FII to perform such services.

               3.2 In consideration of FII's provision of Financing Services, the Company shall pay a fee established by FII and determined by FII to be reasonable in relation to (i) the size and complexity of the transaction, and (ii) the fees customarily charged by other advisors for similar Financing Services; provided, such fee shall not exceed two percent (2%) of the aggregate amount available for borrowing or use under the subject agreement or facility. Fees for Financing Services shall be payable to FII upon the closing of the subject agreement or facility.

               3.3 If FII shall provide Financing Services for a financing which is not consummated, FII shall establish a reasonable fee for the services FII has provided, which may be based upon engagement or similar fees other advisers in such or similar financings received or would receive.


                                 4.   OTHER SERVICES

               4.1 Fees for financial, accounting, legal and advisory services rendered by FII to the Company outside the ordinary course of the Company's business which do not come within the scope of Sections 2 or 3 hereof shall be provided upon terms as agreed upon by the Company and FII in writing.


                                   5.   OTHER TERMS

               5.1  FII Represents and warrants to the Company as follows:

                    (a) FII is a corporation duly organized and validly existing under the laws of the State of Illinois with full corporate power and authority to execute and deliver this Agreement. FII has the full legal right, power and capacity, and all authority and approval required to execute and deliver this Agreement and to perform its obligations hereunder.

                    (b) This Agreement has been duly authorized, executed and delivered by FII and constitutes a valid and legally binding agreement of FII, enforceable against FII in accordance with its






          terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (c)  The   execution  and  delivery   by  FII  of  this
          Agreement and the performance of its obligations hereunder will not (i) require the consent, waiver, order, registration, qualification, authorization or approval of, from or with any governmental or regulatory authority, domestic or foreign, or of any other individual, partnership, corporation, trust or other entity (collectively, "Person"), (ii) conflict with or result in any breach or violation of any of the terms or conditions or provisions of, or constitute (or, with notice or lapse of time or both, constitute) a default under (1) the Articles of Incorporation or By-laws of FII; (2) any federal, state, local or foreign statute, regulation, order, judgment or decree of any court, arbitrator or governmental or regulatory instrumentality applicable to FII or (3) any instrument, contract or other agreement to which FII is a party or by or to which FII is bound or subject.

                    (d) The budget previously presented to the Company by FII is based on reasonable assumptions of management of FII as to the costs and expenses to be incurred by FII during 1994.

                    (e) FII is engaged in the business of providing management services to the Company and "affiliates" (as such term is defined in Section 15 of the Securities Act of 1933) of William Farley (collectively, the "FII Affiliates") and does not conduct any other business or provide services to any other Person.

               5.2  The Company represents and warrants to FII as follows:

                    (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement. The Company has the full legal right, power and capacity, and all authority and approval required to execute and deliver this Agreement and to perform all its obligations hereunder.

                    (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).







                    (c)  The execution and delivery  by the Company of this
          Agreement and the performance of its obligations hereunder will not (i) require the consent, waiver, order, registration, qualification, authorization or approval of, from or with any governmental or regulatory authority, domestic or foreign, or of any other person, (ii) conflict with or result in any breach or violation of the terms or conditions or provisions of, or constitute (or, with notice or lapse of time or both, constitute) a default under (1) the Articles of Incorporation or By-laws of the Company, (2) any federal, state, local or foreign statue, regulation, order, judgment or decree of any court, arbitrator or governmental or regulatory instrumentality applicable to the Company, or (3) any instrument, contract or other agreement to which the Company is a party or by or to which the Company is bound or subject.


                              6.   ADDITIONAL AGREEMENTS

               During the term of this Agreement, FII shall engage in the business of providing management services to FII Affiliates and shall not conduct any other business or provide services to any other Person.


                                   7.   OTHER TERMS

               7.1   This  Agreement expires on  December 31,  1994, except
          Section 1.2, 7.3 and 7.6 shall survive.

               7.2 The personnel of FII who provide services to the Company hereunder will be designated solely by FII and shall remain employees of FII. It is understood that neither FII nor any of its employees shall be required to devote their energies full time to the provision of services hereunder and that FII may and intends to furnish similar services to other FII Affiliates.

               7.3 Except as otherwise provided herein or required under applicable law, the Company and FII agree to maintain as confidential and not to disclose to any third party any and all information provided by one party to the other or otherwise obtained by one party from the other in the performance of this Agreement (other than information which is a matter of public knowledge or has otherwise become publicly available).

               7.4 FII acknowledges that it and its personnel may, during the course of provision of services hereunder, gain possession or control of books, records, instruments, data and other information pertaining to the Company which may prove necessary or desirable to the Company in connection with its business (collectively, "Information"). Accordingly, FII agrees to provide the Company, upon the Company's written request, full and






          complete access (including access to persons or firms possessing Information), and all such Information the Company may reasonably require in the conduct of its business, including Information sought for audit, accounting, litigation or tax purposes or proceedings. The Company agrees to provide FII with full and complete access to any and all Company records, data (both financial and operational) and persons which FII may reasonably require to perform the Management Services contemplated by this Agreement.

               7.5 FII and its personnel shall have no liability to the Company on account of any advice or services which are rendered to the Company hereunder if such advice or services were rendered in good faith; provided, this limitation shall not apply to advice or actions deemed to have been grossly negligent in a final judgment by a court of competent jurisdiction from which no appeal can be or has been taken.

               7.6 The Company agrees to indemnify and hold harmless FII, the directors, officers, agents, employees, legal representatives and affiliates of FII, and each Person, if any, controlling FII or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 (an "Indemnified Party"), from and against any and all losses, claims, damages and liabilities, joint or several, caused by, related to or arising out of FII acting for or providing services to the Company pursuant to this Agreement, and to reimburse any Indemnified Party for all reasonable expenses (including Attorneys' fees) incurred by the Indemnified Party in connection with the investigation, preparation or defense of any such action or claim, whether or not in connection with any pending or threatened litigation, to which such Indemnified Party is subject; provided, however, that the Company shall not have any obligation for any such losses, claims, damages, liabilities or expenses that are found, in a final judgment by a court of competent jurisdiction from which no appeal can be or has been taken, to have resulted principally from the Indemnified Party's bad faith, gross negligence or willful misconduct. The Indemnified Party agrees to notify the Company promptly of the assertion of any claim or the commencement of any action or proceeding relating to this indemnity, but the Indemnified Party's failure to so notify the Company shall not relieve the Company from any obligation or liability which the Company may have pursuant to this Agreement to the extent that the Company has not been prejudiced in any material respect by such failure. The Indemnified Party shall have the right to retain counsel of its own choice to represent it and such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall not be liable under this Agreement for any settlement of any claim against the Indemnified Party made without the Company's written consent, which consent will not be unreasonably withheld. The






          foregoing  rights  are  in  addition  to  any  rights  that   the
          Indemnified Party may have at common law or otherwise.

               7.7 This Agreement shall be governed by and construed under the laws of the State of Illinois.

               7.8 This Agreement may be executed in one or more counterparts, each of which will be deemed an original and which together shall constitute one and the same instrument.

               7.9 This Agreement sets forth the entire understanding of the parties with respect to FII's rendering of the services which are the subject hereof. Neither this Agreement nor any provision hereof may be modified, waived, terminated or amended other than by the express written agreement of FII and the Company.

               7.10 This Agreement may not be assigned by either party without the consent of the other but shall be binding upon and inure to the benefits of the parties and their respective successor and assigns upon any assignment so permitted.

               7.11 In the event that any provision of this Agreement shall be held to be, in whole or in part, void or unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision held void or unenforceable in part, shall continue in full force and effect.

               7.12 Except as otherwise specifically provided herein, notices required hereunder shall be deemed given when delivered personally, or when deposited with a bonded overnight courier or five (5) days after being deposited as registered or certified United States mail, postage prepaid, in each case to the address of the party for whom intended at the principal executive offices of such party set forth below, or at such other address as such party may hereafter specify by written notice to the other.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper officers as of the date first written above.

          FRUIT OF THE LOOM, INC.            FARLEY INDUSTRIES, INC.
          5000 Sears Tower                   5000 Sears Tower
          Chicago, Illinois  60606           Chicago, IL  60606



          By:                                By:
             ------------------------           ----------------------
                Vice President                      Vice President



